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                                                                    EXHIBIT 2.4a

                                 AMENDMENT NO. 1
                                     TO THE
                  AMENDED AND RESTATED STOCK PURCHASE AGREEMENT

         This AMENDMENT NO. 1 TO THE AMENDED AND RESTATED STOCK PURCHASE AGREEMENT (the "Agreement"), dated as of April 30, 1998, is made as of May 27, 1998 by and among SUPERSHUTTLE INTERNATIONAL, INC., a Delaware corporation ("SuperShuttle"); SOUTHERN SHUTTLE SERVICES, INC., a Florida corporation ("Southern"); and Mark Levitt, Karen Caputo and Robert Siedlecki (the "Shareholders").

         Section 5.2(a) of the Agreement is hereby amended and restated in its entirety as follows:

         (a) The Share Exchange shall be rescinded automatically without further notice (the "Recision") upon the occurrence of any of the following events: (i) if SuperShuttle does not file a registration statement for an initial public offering on Form S-1 with the SEC by June 8, 1998 to register for sale shares of SuperShuttle Common Stock; (ii) if the SEC does not declare such registration statement effective by July 31, 1998; or (iii) if the underwritten initial registration statement for an initial public offering on a firm commitment basis does not close by August 10, 1998, providing a per share offering price to the public of at least $6.50.

IN WITNESS WHEREOF, SuperShuttle, Southern and the Shareholders have caused this Amendment No. 1 to be executed on the date first written above by their respective officers thereunder duly authorized.

                                SUPERSHUTTLE INTERNATIONAL, INC.,
                                 a Delaware corporation

                                By: /s/ Thomas C. LaVoy
                                   ---------------------------------------------
                                  Thomas C. LaVoy, Chief Financial Officer

                                SOUTHERN SHUTTLE SERVICES, INC.,
                                 a Florida corporation

                                By: /s/ Mark Levitt
                                   ---------------------------------------------
                                  Mark Levitt, President
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                                SHAREHOLDERS OF SOUTHERN

                                 /s/ Mark Levitt
                                ------------------------------------------------
                                Mark Levitt

                                 /s/ Karen Caputo
                                ------------------------------------------------
                                Karen Caputo

                                 /s/ Robert Siedlecki
                                ------------------------------------------------
                                Robert Siedlecki